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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Service Providers", "Independent Registered Public Accounting Firm and Legal Counsel" and "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" in the statement of additional information and to the use of our report dated December 22, 2004, which is incorporated by reference, in this Registration Statement (Form No. 811-21133) of Clarion Investment Trust.


                                              /s/ Ernst & Young LLP
                                              ---------------------
                                              ERNST & YOUNG LLP


New York, New York
May 25, 2005